Exhibit 10.2

NON-REDEMPTION AGREEMENT

This Non-Redemption Agreement (this “Agreement”) is entered as of September __, 2026 by and among Crown PropTech Acquisitions (“CPTK”), CIIG III Management LLC (the “Sponsor”), Crown PropTech Sponsor, LLC (the “Original Sponsor”) and the undersigned investor (“Investor”).

RECITALS

WHEREAS, the Sponsor currently holds 5,662,000 Class B ordinary shares, par value $0.0001 per share of CPTK (the “Class B Ordinary Shares,” and the Class B Ordinary Shares held by the Sponsor, the “Founder Shares”) of which an aggregate of [__________]1 as of the date hereof are Assigned Securities (as defined in each of the February 2023 NRA, the February 2024 NRA, the August 2024 NRA, the May 2025 NRA and the March 2026 (as defined below)) in connection with five previously executed non-redemption agreements with the Investor relating to the applicable charter amendment extension proposal at the applicable Company extraordinary general meeting held on (i) February 9, 2023 (the “February 2023 NRA”), (ii) February 9, 2024 (the “February 2024 NRA”), (iii) August 9, 2024 (the “August 2024 NRA”), (iv) May 9, 2025 (the “May 2025 NRA”) and (v) March 9, 2026 (the “March 2026 NRA”, and together with the February 2023 NRA, the February 2024 NRA, the August 2024 NRA, the May 2025 NRA and the March 2026 NRA, collectively, the “Previously Executed Non-Redemption Agreements”);

WHEREAS, CPTK expects to hold an extraordinary general meeting of shareholders (the “Meeting”) for the purpose of approving, among other things, the Business Combination Proposal described in the Registration Statement on Form F-4 (SEC File No. 333-296089) (the “Initial Business Combination”) relating to CPTK’s initial business combination with Mkango Rare Earths Limited (“MKAR”);

WHEREAS, the consummation of the Initial Business Combination will result in the termination of CPTK’s Registration Rights Agreement dated February 8, 2021 and MKAR will provide registration rights to certain securityholders of CPTK, including the holders of the Assigned Securities;

WHEREAS, the Company’s Sixth Amended and Restated Memorandum and Articles of Association (the “Charter”) provides that a shareholder of CPTK may redeem its Class A ordinary shares, par value $0.0001 per share (the “Public Shares” and together with the Class B Ordinary Shares, the “Ordinary Shares”) in connection with the Meeting, on the terms set forth in the Charter (“Redemption Rights”);

WHEREAS, the Company and the Sponsor desire to amend the Previously Executed Non-Redemption Agreements and the Investor is willing to amend certain terms relating to the previously Assigned Securities provided the lock-up period applicable is substantially the same as described in Exhibit A hereto and upon the closing of the Initial Business Combination Sponsor has agreed to assign its registration rights and MKAR desires to provide the holders of Assigned Securities certain customary registration rights;

[1]	Number of Assigned Securities previously subject to the five NRAs with the applicable fund

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor and the Sponsor hereby agree as follows:

1. Terms.

1.1. Upon the terms and subject to the conditions of this Agreement, the Sponsor agrees that if (a) as of 5:00 PM, New York time, on the date of the Meeting, Investor holds the Investor Shares (as defined below), (b) Investor does not exercise its Redemption Rights with respect to such Investor Shares in connection with the Meeting, and (c) the Business Combination Proposal is approved at the Meeting and is announced by the Company on Form 8-K, then (i) the Sponsor and the Company hereby agree and acknowledge that the Previously Executed Non-Redemption Agreements will be amended as described in Section 1.2 below. “Investor Shares” shall mean [    ] Public Shares. The Sponsor and CPTK agree to promptly disclose on Form 8-K the aggregate number of Investor Shares subject to the non-redemption agreements with other CPTK shareholders similar to this Agreement.

1.2. Subject to Section 1.1, the Sponsor and Investor each hereby acknowledge and agree to amend and restate the following paragraphs of each of the Previously Executed Non-Redemption Agreements to state as follows:

The first sentence of Section 1.2 shall be amended and restated as follows:

“The Sponsor and Investor hereby agree that the assignment of the Assigned Securities shall be subject to the conditions that (i) the Initial Business Combination is consummated; and (ii) Investor or its permitted transferees executes the joinder in substantially the form attached hereto as Exhibit B to that certain Registration Rights Agreement and Lock-Up Agreement, by and among Mkango Rare Earths Limited, the Sponsor, and the other parties thereto (the “MKAR RRA”)(the “Joinder”) in the form filed with the SEC as Annex E to Business Combination Agreement on the Form F-4 Registration Statement No. 333- 296089, provided, however, the lock-up period applicable to the Assigned Securities shall be substantially in the form as Exhibit A.

Any references in Section 1.7 to the Registration Rights Agreement, dated February 8, 2021 shall be replaced by the MKAR RRA upon the closing of the Initial Business Combination.

Section 1.8 shall be amended and restated as follows:

“Joinder to the MKAR RRA. In connection with the transfer of the Assigned Securities to Investor, Investor shall execute the Joinder and acknowledges that the MKAR RRA contains (i) certain terms and provisions restricting the transfer of the Assigned Securities and (ii) entitles the Holder to certain registration rights.”

1.3. Termination. This Agreement and each of the obligations of the undersigned shall terminate on the earlier of (a) the failure of CPTK’s shareholders to approve the Business Combination Proposal at the Meeting, or the determination of CPTK not to proceed to effect the Business Combination, (b) the fulfillment of all obligations of parties hereto, (c) the liquidation or dissolution of CPTK or (d) the mutual written agreement of the parties hereto.

2. Representations and Warranties of Investor. Investor represents and warrants to, and agrees with, the Sponsor that:

(a) Organization and Power. The Investor is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. The Investor has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Investor, will constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Investor in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable securities laws, rules or regulations.

(d) Compliance with Other Instruments. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated by this Agreement will not result in any violation or default (i) under any provisions of its organizational documents, (ii) under any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) under any provision of federal or state statute, rule or regulation applicable to the Investor, in each case (other than clause (i)), which would have a material adverse effect on the Investor’s ability to consummate the transactions contemplated by this Agreement.

2.1. Redemption Rights.

2.1.1. Investor waives any right that it may have to elect to have CPTK redeem any Investor Shares and agrees not to redeem or otherwise exercise any right to redeem, the Investor Shares and to reverse and revoke any prior redemption elections made with respect to the Investor Shares in connection with the Meeting. For the avoidance of doubt, nothing in this Agreement is intended to restrict or prohibit Investor’s ability to redeem any Public Shares other than the Investor Shares, or to trade or redeem any Public Shares (other than the Investor Shares) in its discretion and at any time or to trade or redeem any Investor Shares in its discretion and at any time after the Meeting.

2.1.2. Investor acknowledges and understands the Assigned Securities are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act and have not been registered under the Securities Act and, if in the future Investor decides to offer, resell, pledge or otherwise transfer Assigned Securities, such Assigned Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Investor agrees that, if any transfer of the Assigned Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Investor may be required to deliver to CPTK an opinion of counsel satisfactory to CPTK that registration is not required with respect to the Assigned Securities to be transferred. Absent registration or another available exemption from registration, Investor agrees it will not transfer the Assigned Securities.

2.2. Voting. Investor agrees that it will vote (or cause to be voted) or execute and deliver a written consent (or cause a written consent to be executed and delivered) all of the Ordinary Shares owned, as of the applicable record date, by it at the Meeting in favor of the Business Combination Proposal and other proposals at the Meeting and cause all such shares to be counted as present at the Meeting for purposes of establishing a quorum.

2.3. Sophisticated Investor. Investor is sophisticated in financial matters and able to evaluate the risks and benefits of terminating the investment in the Assigned Securities.

2.4. Independent Investigation. Investor has relied upon an independent investigation of CPTK and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances, express or implied, from the Sponsor or any representatives or agents of the Sponsor, other than as set forth in this Agreement. Investor is familiar with the business, operations and financial condition of CPTK and has had an opportunity to ask questions of, and receive answers from CPTK’s management concerning CPTK and the terms and conditions of the proposed sale of the Assigned Securities and has had full access to such other information concerning CPTK as Investor has requested. Investor confirms that all documents that it has requested have been made available and that Investor has been supplied with all of the additional information concerning this investment which Investor has requested.

2.5. Organization and Authority. If an entity, Investor is duly organized and existing under the laws of the jurisdiction in which it was organized and it possesses all requisite power and authority to acquire the Assigned Securities, enter into this Agreement and perform all the obligations required to be performed by Investor hereunder.

2.6. Non-U.S. Investor. If Investor is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder), Investor hereby represents that it has satisfied itself as to its full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Assigned Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Assigned Securities applicable to it, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained by it, and (iv) the income tax and other tax consequences to it, if any, that may be relevant to the acquisition, holding, redemption, sale, or transfer of the Assigned Securities. Investor’s subscription and payment for and continued beneficial ownership of the Assigned Securities will not violate any applicable securities or other laws of Investor’s jurisdiction applicable to it.

2.7. Authority. This Agreement has been validly authorized, executed and delivered by Investor and is a valid and binding agreement enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

2.8. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Investor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Investor’s organizational documents, (ii) any agreement or instrument to which Investor is a party or (iii) any law, statute, rule or regulation to which Investor is subject, or any order, judgment or decree to which Investor is subject, in the case of clauses (ii) and (iii), that would reasonably be expected to prevent Investor from fulfilling its obligations under this Agreement.

2.9. No Advice from Sponsor. Investor has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Investor’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Sponsor explicitly made in this Agreement, Investor is relying solely on such counsel and advisors and not on any statements or representations, express or implied, of the Sponsor or any of its representatives or agents for any reason whatsoever, including without limitation for legal, tax or investment advice, with respect to this investment, the Sponsor, CPTK, the Assigned Securities, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

3. Representations and Warranties of Sponsor. The Sponsor represents and warrants to, and agrees with, the Investor that:

3.1. Power and Authority. The Sponsor is a limited liability company duly formed and validly existing and in good standing as a limited liability company under the laws of the State of Delaware and possesses all requisite limited liability company power and authority to enter into this Agreement and to perform all of the obligations required to be performed by the Sponsor hereunder, including the assignment, sale and transfer the Assigned Securities.

3.2. Authority. All corporate action on the part of the Sponsor and its officers, directors and members necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Sponsor required pursuant hereto has been taken. This Agreement has been duly executed and delivered by the Sponsor and (assuming due authorization, execution and delivery by Investor) constitutes the Sponsor’s legal, valid and binding obligation, enforceable against the Sponsor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.3. Title to Securities. The Sponsor is the record and beneficial owner of, and has good and marketable title to, the Assigned Securities and will, immediately prior to the transfer of the Assigned Securities to Investor, be the record and beneficial owner of the Assigned Securities, in each case, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer restrictions and other terms and conditions that apply to the Founder Shares generally and applicable securities laws). The Assigned Securities to be transferred, when transferred to Investor as provided herein, will be free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer restrictions and other terms and conditions that apply to the Founder Shares generally and applicable securities laws).

3.4. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the certificate of formation or the Sponsor LLC Agreement, (ii) any agreement or instrument to which the Sponsor is a party or by which it is bound (including the Letter Agreement and the Sponsor LLC Agreement) or (iii) any law, statute, rule or regulation to which the Sponsor is subject or any order, judgment or decree to which the Sponsor is subject. The Sponsor is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or transfer the Assigned Securities in accordance with the terms hereof.

3.5. No General Solicitation. The Sponsor has not offered the Assigned Securities by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

3.6. Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by the Sponsor in connection with the sale of the Assigned Securities nor is the Sponsor entitled to or will accept any such fee or commission.

3.7. Reliance on Representations and Warranties. The Sponsor understands and acknowledges that Investor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Sponsor set forth in this Agreement.

4. Trust Account. Until the earlier of (a) the consummation of the Initial Business Combination; (b) the liquidation of the Trust Account; and (c) 36 months from consummation of CPTK’s initial public offering (or such later date as may be approved by the Company’s shareholders in accordance with the Company’s Charter), CPTK will maintain the investment of funds held in the Trust Account in (i) interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “ICA”), having a maturity of 185 days or less, (ii) in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the ICA, which invest only in direct U.S. government treasury obligations or (iii) in other interest bearing accounts (including demand deposits) as permitted by the ICA that would not be considered United States government securities within the meaning of the ICA. CPTK further confirms that it will not utilize any funds from its Trust Account to pay any potential excise taxes that may become due upon a redemption of the Public Shares, including in connection with a liquidation of CPTK if it does not effect a business combination prior to its termination date.

5. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby. With respect to any suit, action or proceeding relating to the transactions contemplated hereby, the undersigned irrevocably submit to the jurisdiction of the United States District Court or, if such court does not have jurisdiction, the New York state courts located in the Borough of Manhattan, State of New York, which submission shall be exclusive.

6. Assignment; Entire Agreement; Amendment.

6.1. Assignment. Any assignment of this Agreement or any right, remedy, obligation or liability arising hereunder by either the Sponsor or Investor to any person that is not an affiliate of such party shall require the prior written consent of the other party.

6.2. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them relating to the subject matter hereof.

6.3. Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

6.4. Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

7. Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or another recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the party has provided to receive notice; and (b) if by any other form of electronic transmission, when directed to such party.

8. Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9. Survival; Severability.

9.1. Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the closing of the transactions contemplated hereby.

9.2. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

10. Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

11. No Publicity; Disclosure. The Sponsor agrees that it will not, without the prior written consent of Investor, publicly disclose the name of Investor or any of its affiliates or investment advisors, other than as required by applicable law, rule or regulation, in which case Sponsor shall provide Investor with prior written notice of such disclosure. The Company shall, by 9:00 a.m., New York City time, on the first business day immediately following the date of this Agreement, issue one or more press releases or file with the United States Securities and Exchange Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby (including by calling out in the body of the Disclosure Document the provisions of Section 5 hereof) and any other material, nonpublic information that the Company has provided to Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the Company’s knowledge, Investor shall not be in possession of any material, nonpublic information received from the Company or any of its officers, directors or employees.

12. Independent Nature of Rights and Obligations. Nothing contained herein, and no action taken by any party pursuant hereto, shall be deemed to constitute Investor and the Sponsor as, and the Sponsor acknowledges that Investor and the Sponsor do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Investor and the Sponsor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any matters, and the Sponsor acknowledges that Investor and the Sponsor are not acting in concert or as a group, and the Sponsor shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement.

13. Most Favored Nation. In the event the Sponsor enters one or more other non-redemption or forward share purchase agreements before or after the execution of this Agreement, the Sponsor represents that the terms of such other agreements are not materially more favorable to such other investors thereunder than the terms of this Agreement are in respect of the Investor. In the event that another investor is afforded any such more favorable terms than the Investor, the Sponsor shall promptly inform the Investor of such more favorable terms in writing, and the Investors shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

[ENTITY]

By:
Name:
Title:

SPONSOR:

CIIG Management III LLC

By:
Name:	Michael Minnick
Title:	Manager

CPTK:

CROWN PROPTECH ACQUISITIONS

By:
Name:	Michael Minnick
Title:	Chief Executive Officer

[Signature page to BCA Vote Non-Redemption Agreement]

EXHIBIT A

“NRA Lock-up Period” shall mean, with respect to the NRA Shares, the period ending on the earlier of (A) 180 days after the completion of the Company’s initial Business Combination and (B) subsequent to the completion of the Business Combination, (x) if the closing price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 90 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.

EXHIBIT B

FORM OF JOINDER

TO

MKAR REGISTRATION RIGHTS AGREEMENT

, 2026

Reference is made to that certain Agreement, dated as of, 202_ (the “Agreement”), by and between (“Investor”) and CIIG III Management LLC (the “Sponsor”), pursuant to which Investor acquired securities of Crown PropTech Acquisitions (the “Company”) from the Sponsor.

Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

By executing this joinder, Investor hereby agrees, as of the date first set forth above, that Investor shall become a party to that certain Registration Rights Agreement (the “Registration Rights Agreement”), by and among Mkango Rare Earths Limited (“PubCo”), the Sponsor, and the other shareholders of PubCo signatory thereto, dated the closing date of the Initial Business Combination, and shall be bound by the terms and provisions of the Registration Rights Agreement as a Holder (as defined therein) and entitled to the rights of a Holder under the Registration Rights Agreement and the Assigned Securities (together with any other equity security of PubCo issued or issuable with respect to any such Assigned Securities by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization) shall be “Registrable Securities” thereunder.

For the purposes of clarity, it is expressly understood and agreed that each provision contained herein, and the Registration Rights Agreement is between PubCo and Investor, solely, and not between and among Investor and the other shareholders of PubCo signatory thereto.

This joinder may be executed in two or more counterparts, and by facsimile, all of which shall be deemed an original and all of which together shall constitute one instrument.

[INVESTOR]

By:
Name:
Title:

CIIG Management III LLC

By:
Name:
Title:

[MKAR RRA Joinder]

EXHIBIT B

Acknowledged and Agreed by PubCo

Mkango Rare Earths Limited

By:
Name:
Title:

[MKAR RRA Joinder]